UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 22, 2024

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2024, Focus Universal Inc. (the “Company”) entered into an agreement (the “Agreement”) with 620Magnolia LLC (the “Buyer”) to sell and leaseback the Company’s warehouse located at 2311 E. Locust Street, Ontario, California 91761 (the “Property”). The purchase price for the Property is $7,100,000 with $3,550,000 paid directly to the Company in cash, and the remaining $3,550,000 to be financed by the Buyer and paid to the Company upon approval of the financing. The Agreement allows for a contingency period of thirty-five days and includes a requirement for Buyer to deposit $100,000 into escrow, which has been satisfied. Additional contingencies are set forth in the Agreement and the closing date will occur 30 days after their satisfaction or waiver.

In addition, on February 22, 2024, the Company entered into a Standard Industrial/Commercial Single-Tenant Lease (the “Lease”) with the Buyer to lease the Property for two years commencing at the close of escrow and ending on April 30, 2026. Base monthly rent is $39,585, with a total of $316,680 due upon execution of the lease.

The foregoing summary of the terms and conditions of the Agreement, Lease, Guaranty of Lease, and Rent Adjustments are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Standard Offer for Purchase of Real Estate
10.2	Guaranty of Lease
10.3	Lease Agreement
10.4	Rent Adjustment(s)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2024

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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